Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Hancock Fabrics, Inc. (the “Company”) on Post-Effective Amendment No. 1 to Amendment No. 2 to Form S-1 on Form S-3 to be filed with the Securities and Exchange Commission on or about January 3, 2013 of our Independent Registered Public Accounting Firm’s Report dated April 20, 2012 covering the consolidated balance sheets as of January 28, 2012 and January 29, 2011, and the related statements of operations, shareholders’ equity, and cash flows for the years ended January 28, 2012, January 29, 2011 and January 30, 2010, and the related consolidated financial statement schedule for the years ended January 28, 2012, January 29, 2011, and January 30, 2010, which are included in the Company’s Form 10-K for the year ended January 28, 2012.

We also consent to the reference to us given as experts in matters of accounting and auditing in this Registration Statement.

/s/ Burr Pilger Mayer, Inc.

San Francisco, California
January 3, 2013